As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 1

Gogo Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1567584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Edgeview Dr., Suite 300

Broomfield, Colorado 80021

(Address of Principal Executive Offices)(Zip Code)

Second Amended and Restated 2016 Omnibus Incentive Plan

(Full title of the plan)

Crystal L. Gordon

Executive Vice President, General Counsel,

Chief Administrative Officer, and Secretary

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(Name and address of agent for service)

(303) 301-3271

(Telephone number, including area code, of agent for service)

Copies to:

A.J. Ericksen

Scott Levi

White & Case LLP

609 Main Street, Suite 2900

Houston, TX 77002

Telephone: (713) 496-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (the “Post-Effective Amendment”) amends the Registration Statement on Form S-8 (File No. 333-273788) filed by Gogo Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 8, 2023 (together with the Amendment, the “Registration Statement”), with respect to shares of common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the Second Amended and Restated 2016 Omnibus Incentive Plan (the “Prior Plan”). Effective June 4, 2024, the Company’s stockholders approved the 2024 Omnibus Equity Incentive Plan (the “2024 Plan”), which replaces the Prior Plan. Pursuant to the 2024 Plan, the following shares of Common Stock may be issued under the 2024 Plan: (i) 1,740,644 shares of Common Stock that, as of June 4, 2024, remained available for issuance under the Prior Plan; and (ii) to the extent that they are canceled, terminated or otherwise settled without issuance of any stock or expire unexercised, up to 3,654,065 shares of Common Stock underlying non-full-value awards outstanding under the Prior Plan as of June 4, 2024. As a result, the Company is filing this Post-Effective Amendment to incorporate the 2024 Plan as an exhibit to the Registration Statement and to reflect that up to 5,394,709 shares of Common Stock previously registered for issuance under the Prior Plan have or may become available for issuance under the 2024 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 7, 2013 (File No. 001-35975)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 2, 2023 (File No. 001-35975)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727)).

4.4	2024 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 8-K filed on June 6, 2024 (File No. 001-35975)).

5.1*	Opinion of White & Case LLP with respect to the legality of the Common Stock being registered.

23.2*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney of certain officers and directors (incorporated by reference to Exhibit 24.1 to Form S-8 filed on August 8, 2023 (File No. (333-273788)).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado on the 1st day of August, 2024.

GOGO INC.

By:	/s/ Crystal L. Gordon
Name:	Crystal L. Gordon
Title:	EVP, General Counsel, Chief Administrative Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

*	Chief Executive Officer and Chair of the Board of Directors	August 1, 2024
Oakleigh Thorne	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	August 1, 2024
Jessica G. Betjemann	(Principal Financial Officer)

*	Vice President, Controller and Chief Accounting Officer	August 1, 2024
Leigh Goldfine	(Principal Accounting Officer)

*	Director	August 1, 2024
Michael Abad-Santos

*	Director	August 1, 2024
Mark Anderson

*	Director	August 1, 2024
Robert L. Crandall

*	Director	August 1, 2024
Hugh W. Jones

*	Director	August 1, 2024
Michele Coleman Mayes

*	Director	August 1, 2024
Christopher D. Payne

*	Director	August 1, 2024
Charles C. Townsend

*	Director	August 1, 2024
Harris N. Williams

*By: /s/ Crystal L. Gordon

Crystal L. Gordon, as Attorney in Fact